                                                                Exhibit 99(g)

   THIS ANNOUNCEMENT IS NEITHER AN OFFER TO EXCHANGE NOR A SOLICITATION OF AN OFFER TO EXCHANGE ANY SECURITIES. THE EXCHANGE OFFER IS MADE SOLELY BY THE PROSPECTUS DATED NOVEMBER 7, 1995 AND ITS ACCOMPANYING LETTER OF TRANSMITTAL AND IS BEING MADE TO ALL HOLDERS OF SHARES OF PREFERRED STOCK. THE COMPANY IS NOT AWARE OF ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER IS NOT IN COMPLIANCE WITH APPLICABLE LAW. IF THE COMPANY BECOMES AWARE OF ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER WOULD NOT BE IN COMPLIANCE WITH APPLICABLE LAW, THE COMPANY WILL MAKE A GOOD FAITH EFFORT TO COMPLY WITH ANY SUCH LAW. IF, AFTER SUCH GOOD FAITH EFFORT, THE COMPANY CANNOT COMPLY WITH ANY SUCH LAW, THE EXCHANGE OFFER WILL NOT BE MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) THE HOLDERS OF SHARES OF PREFERRED STOCK RESIDING IN SUCH JURISDICTIONS. IN ANY JURISDICTION WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE EXCHANGE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE EXCHANGE OFFER WILL BE DEEMED TO BE MADE ON BEHALF OF THE COMPANY BY THE DEALER MANAGERS OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.


                    SOURCE ONE MORTGAGE SERVICES CORPORATION

                          NOTICE OF OFFER TO EXCHANGE

            9.375% QUARTERLY INCOME CAPITAL SECURITIES (QUICS(SM))
            (SUBORDINATED INTEREST DEFERRABLE DEBENTURES, DUE 2025)
                                      FOR
                           8.42% CUMULATIVE PREFERRED
                                STOCK, SERIES A

  THE EXCHANGE OFFER, AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 8, 1995, UNLESS EXTENDED.

   Source One Mortgage Services Corporation (the "Company") is offering, upon the terms and subject to the conditions set forth in the Prospectus (the "Prospectus") and in its accompanying Letter of Transmittal (the "Letter of Transmittal", which together with the Prospectus, constitute the "Exchange Offer"), to exchange up to $100,000,000 aggregate principal amount of its 9.375% Quarterly Income Capital Securities (the "QUICS") for up to 4,000,000 of its 8.42% Cumulative Preferred Stock ($25 liquidation preference), Series A (the "Preferred Stock"), which constitute all outstanding shares of Preferred Stock.

   The QUICS are offered in minimum denominations of $25 and integral multiples thereof and the shares of Preferred Stock have a liquidation preference of $25 per share. Consequently, the Exchange Offer will be effected on the basis of $25 principal amount of QUICS for each share of Preferred Stock validly tendered and accepted for exchange.

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   The Exchange Offer is subject to the condition that a minimum of 1,000,000 shares of the Preferred Stock shall have been tendered and not withdrawn prior to the expiration of the Exchange Offer. The Exchange Offer is also subject to certain additional conditions. See "The Exchange Offer - Conditions of the Exchange Offer" in the Prospectus.

   Pursuant to the terms of the Exchange Offer, the Company will accept for exchange any and all shares of Preferred Stock validly tendered and not properly withdrawn prior to 5:00 p.m., New York City time, on December 8, 1995 or if the Exchange Offer is extended by the Company, in its sole discretion, the latest time and date to which it is extended (the "Expiration Time"). Tenders of shares of Preferred Stock pursuant to the Exchange Offer are irrevocable, except that shares of Preferred Stock tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Time and, unless theretofore accepted for exchange pursuant to the Exchange Offer, may be withdrawn at any time after 40 business days from the date of the Prospectus.

   For shares of Preferred Stock to be validly tendered pursuant to the Exchange Offer, the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in the Prospectus in "Exchange Offer--Procedure for Tendering Preferred Stock") in connection with a book-entry transfer of Preferred Stock, and any other required documents, must be received by the Exchange Agent prior to the Expiration Time. In addition, either (i) the certificates representing tendered shares of Preferred Stock must be received by the Exchange Agent or such shares of Preferred Stock must be tendered pursuant to the procedure for book-entry transfer described in the Prospectus and a confirmation of receipt of such tendered shares of Preferred Stock must be received by the Exchange Agent, in each case prior to the Expiration Time, or (ii) the tendering holder must comply with the guaranteed delivery procedures described in the Prospectus. QUICS will only be issued in exchange for shares of Preferred Stock accepted for exchange pursuant to the Exchange Offer after timely receipt by the Exchange Agent of certificates for such shares of Preferred Stock, the Letter of Transmittal properly completed and duly executed, with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer, and any other required documents.

   Any beneficial owner whose shares of Preferred Stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf.

   The expenses of soliciting tenders of Preferred Stock will be borne by the Company. Subject to the receipt of a Letter of Transmittal with the part thereof entitled "Notice of

Solicited Tenders" properly completed and duly executed as described in the Prospectus, the Company will pay to any Soliciting Dealer (as defined in the Prospectus) a solicitation fee of $0.50 per share of Preferred Stock tendered and accepted for exchange pursuant to the Exchange Offer. Soliciting Dealers are not entitled to a solicitation fee for shares of Preferred Stock beneficially owned by such Soliciting Dealers.

   Subject to applicable law, the Company expressly reserves the right (i) to delay acceptance for exchange of any shares of Preferred Stock or terminate the Exchange Offer and not accept for exchange any shares of Preferred Stock and promptly return all such shares to the tendering holders thereof, upon the failure of any of the conditions specified in "The Exchange Offer -- Conditions of the Exchange Offer" in the Prospectus to be satisfied or waived by the Company or to comply in whole or in part with any applicable law, by giving oral or written notice of such delay or termination to the Exchange Agent, (ii) to waive any condition to the Exchange Offer and accept all shares of Preferred Stock previously tendered pursuant thereto, (iii) to extend the Expiration Time and retain all shares of Preferred Stock tendered pursuant thereto until the expiration of the Exchange Offer, (iv) to amend the Exchange Offer in any respect or (v) to modify the form or amount of the consideration to be paid pursuant to the Exchange Offer.

   The Prospectus and its accompanying Letter of Transmittal are first being sent to holders of shares of Preferred Stock on or about November 7, 1995 and are being furnished to brokers, dealers, banks and similar persons whose names, or names of whose nominees, appear on the lists of holders of shares of Preferred Stock or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of shares of Preferred Stock.

   SEE "PROSPECTUS SUMMARY -- COMPARISON OF QUICS AND PREFERRED STOCK", "RISK FACTORS" AND "SPECIAL FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF THE PRINCIPAL TERMS OF AND CERTAIN SIGNIFICANT CONSIDERATIONS RELATING TO THE EXCHANGE OFFER, THE PREFERRED STOCK AND THE QUICS. FOR A DESCRIPTION OF THE OTHER TERMS OF THE EXCHANGE OFFER, SEE "THE EXCHANGE OFFER" IN THE PROSPECTUS.

____________________

*  Lehman Brothers has applied for a service mark for QUICS.

                                   __________

       Any questions or requests for assistance may be directed to the Dealer Managers or the Information Agent at their respective telephone numbers and locations set forth below. Requests for copies of the Prospectus, the Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Information Agent. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Exchange Offer.

                           The Information Agent is:

                             D.F. KING & CO., INC.
                                77 WATER STREET
                            NEW YORK, NEW YORK 10005
                         CALL TOLL FREE: (800) 848-3405


                The Dealer Managers for the Exchange Offer are:

                              LEHMAN BROTHERS INC.
                          THREE WORLD FINANCIAL CENTER
                                200 VESEY STREET
                            NEW YORK, NEW YORK 10285
                           1-800-438-3242 (TOLL-FREE)


   MERRILL LYNCH & CO.                                PAINEWEBBER INCORPORATED
 WORLD FINANCIAL CENTER                             1285 AVENUE OF THE AMERICAS
       NORTH TOWER                                    NEW YORK, NEW YORK 10019
NEW YORK, NEW YORK 10281                            1-800-324-0210 (TOLL-FREE)
     (212) 236-4565



    PRUDENTIAL SECURITIES                               SMITH BARNEY INC.
        INCORPORATED                                    388 GREENWICH STREET
     ONE NEW YORK PLAZA                               NEW YORK, NEW YORK 10013
  NEW YORK, NEW YORK 10292                           1-800-813-3754 (TOLL-FREE)
        (212) 778-4040





November 8, 1995